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Exhibit 21

Subsidiaries of Tetra Tech, Inc.

NAME	JURISDICTION OF FORMATION
Advanced Management Technology, Inc.	VIRGINIA
America's Schoolhouse Consulting Services, Inc.	NEW YORK
America's Schoolhouse Council, LLC	NEW YORK
ARD, Inc.	VERMONT
Ardaman & Associates, Inc.	FLORIDA
BAS Construction Co.	CALIFORNIA
BAS Landfill Gas Limited Partnership	ARIZONA
BAS Construction, L.P.	CALIFORNIA
Bryan A. Stirrat & Associates	CALIFORNIA
Cosentini Associates, Inc.	NEW YORK
Delaney Crushed Stone Products, Inc.	NEW YORK
Engineering Management Concepts, Inc.	CALIFORNIA
GeoTrans, Inc.	VIRGINIA
Hartman & Associates, Inc.	FLORIDA
Haselwood Enterprises, Inc.	TENNESSEE
INCA Engineers, Inc.	WASHINGTON
IP3 Afrique, LLC	SENEGAL
IP3 Mena, LLC	EGYPT
Kansas City Testing Laboratory, Inc.	MISSOURI
KFM Engineering, Inc.	CALIFORNIA
Maxim International S.R.L.	PERU
Millennium—IP3 Partners, LLC	DELAWARE
Segura/IP3 Partners, LLC	DELAWARE
Tetra Tech Alaska, L.L.C.	ALASKA
Tetra Tech Argentina S. A.	ARGENTINA
Tetra Tech Australia Pty. Ltd.	AUSTRALIA
Tetra Tech Bioenergy, LLC	DELAWARE
Tetra Tech Cape Canaveral, LLC	FLORIDA
Tetra Tech Caribe, Inc.	PUERTO RICO
Tetra Tech Construction Services, Inc.	COLORADO
Tetra Tech Consulting & Remediation, Inc.	DELAWARE
Tetra Tech EC (Mass.) Corporation	MASSACHUSETTS
Tetra Tech EC (Ohio) Corporation	DELAWARE
Tetra Tech EC, Inc.	DELAWARE
Tetra Tech Electric, Inc.	NEW JERSEY
Tetra Tech EM Inc.	DELAWARE
Tetra Tech Executive Services, Inc.	CALIFORNIA
Tetra Tech Facilities Construction, LLC	NEW JERSEY
Tetra Tech IC, Inc.	CANADA
Tetra Tech India Limited	INDIA
Tetra Tech International (BVI) Ltd.	BRITISH V. I.
Tetra Tech International, Inc.	DELAWARE
Tetra Tech NUS, Inc.	DELAWARE
Tetra Tech RAC Craft, LLC	DELAWARE
Tetra Tech Technical Services, Inc.	DELAWARE
Tetra Tech Tesoro, Inc.	VIRGINIA
Tetra Tech Wired Communications of California, Inc.	CALIFORNIA
The Delaney Group, Inc.	NEW YORK

NAME	JURISDICTION OF FORMATION
The Institute for Public-Private Partnerships, Inc.	DELAWARE
Thomas Communications & Technologies, LLC	NEW YORK
Thomas Environmental Services, LLC	NEW YORK
Wardrop Engineering Inc.	CANADA
Wardrop (Ghana) Ltd.	GHANA
Western Utility Cable, Inc.	ILLINOIS
Western Utility Contractors, Inc.	ILLINOIS
Western Utility Electric, Inc.	ILLINOIS
Whalen & Company, Inc.	DELAWARE
Whalen Management Services, Co.	CANADA
Whalen Service Corps Inc.	DELAWARE

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  Exhibit 21